Confidential | for discussion purposes only GOLUB CAPITAL BDC 4, INC. EARNINGS PRESENTATION QUARTER ENDED SEPTEMBER 30, 2023

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; the effect of investments that we expect to make and the competition for those investments; completion of a public offering of our securities or other liquidity event; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets; elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; turmoil in Ukraine and Russia, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

3 Summary of Quarterly Results – GBDC 4 generated an annualized net income return on equity1 of 17.7% during the quarter ended September 30, 2023. – GBDC 4 has achieved an inception-to-date IRR2 on NAV of 15.0% through September 30, 2023. – For the quarter ended September 30, 2023, we made new investment commitments of $123 million in 21 portfolio companies. The fair value of investments as of September 30, 2023 was $319 million. Overall, total investments in portfolio companies at fair value increased by $92 million or 41%. – The annualized investment income yield3 for the three months ended September 30, 2023 was 12.8%, an increase from 12.3% for the three months ended June 30, 2023. – As of September 30, 2023, we had total investor capital subscriptions of $761 million and contributed capital of $179 million (23.6% called capital ratio). In addition, after quarter end, we have issued two capital calls for proceeds totaling $109.2 million. – Strong credit performance; over 99% of the investments in our portfolio at fair value continue to have an Internal Performance Rating of 4 or higher as of September 30, 2023 and there were no portfolio company investments on non-accrual. 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented. 2. Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning April 1, 2022 and ending September 30, 2023. The first investment in GBDC 4 took place on April 1, 2022. These returns do not represent an actual return to any investor in the Company. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, amortization of capitalized fees and discounts and accrued PIK/non-cash dividend income, divided by (b) the daily average of total earning investments at fair value.

Summary of Quarterly Results (cont'd)

	Quarter Ended				
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Select Financial Data					
New investment commitments	$72,863,044	$60,758,681	$39,551,821	$27,050,559	$122,960,237
Fair value of investments	$112,535,125	$166,693,746	$198,435,129	$226,769,501	$318,915,098
Net income (loss)	$543,327	$2,110,085	$4,218,711	$4,418,745	$5,361,341
Net investment income after tax	$1,046,219	$2,251,717	$3,030,541	$3,668,071	$4,457,521
Earnings (loss) per weighted average share[1]	$0.15	$0.40	$0.69	$0.65	$0.67
Net investment income per weighted average share[1]	$0.29	$0.43	$0.50	$0.54	$0.55
Annualized return on equity – net income[2]	4.0%	10.7%	18.7%	17.6%	17.7%
Quarterly return on equity – net income (loss)[3]	1.0%	2.7%	4.7%	4.4%	4.4%
Asset Mix of New Originations					
Senior Secured	2%	0%*	0%	0%	2%
One Stop	97%	97%	99%	100%	97%
Junior Debt[4]	0%	0%*	0%	0%	1%
Equity	1%	3%	1%	0%	0%*

* Represents an amount less than 1%

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented. Due to the significant changes in net assets, net investment income and net income that may occur quarter-to-quarter as a result of Golub Capital BDC 4 Inc. ("we", "us", "our", the "Company" or "GBDC 4") commencing operations on April 1, 2022, per share amounts may fluctuate significantly from quarter-to-quarter and quarterly comparisons may not be meaningful.

2. Return on equity calculations are based on daily weighted average of total net assets during the period presented.

3. Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.

4. Junior debt consists of second lien and subordinated debt.

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5 $15.00 $0.55 ($0.68) $0.01 $0.12 $15.00 June 30, 2023 NAV Net Investment Income Dividends Recorded in September 30, 2023 Quarter Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments September 30, 2023 NAV NAV Per Share Bridge GBDC 4 Generated Strong NII and Net Gains, Resulting in 17.7% Annualized Returns to Shareholders1 Net Realized & Unrealized Gain: $0.13 1. Return on equity calculations are based on daily weighted average of total net assets during the period presented.

6 Portfolio Highlights - Portfolio Diversity as of September 30, 2023 Portfolio Composition by Seniority 2% 0%* 96% 2% 1. Junior Debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. Investment Portfolio $318,915,098 | 74 Investments | Average Size <1.4% First Lien Traditional Senior First Lien One Stop Junior Debt1 Equity 98% First Lien Diversification by Obligor Top 10 Investments 47% Top 25 Investments 79% Remaining 49 Investments 21% Avg. Size <1.4% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 Floating, 95% Fixed, 5% Software 44% Specialty Retail 7% Diversified Consumer Services 6% Aerospace and Defense 5% Insurance 5% Beverages 4% Hotels, Restaurants and Leisure 4% IT Services 4% Diversified Financial Services 4% Health Care Technology 3% Life Sciences Tools & Services 3%9 industries below 3% * Junior Debt represents an amount less than 1%

7 1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, amortization of capitalized fees and discounts and accrued PIK/ non-cash dividend income, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and accrued PIK/non-cash dividend income, but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 8.9% 10.6% 11.7% 12.3% 12.8% 8.7% 10.2% 11.4% 11.9% 12.5% 4.5% 4.5% 4.9% 5.0% 5.1% 4.4% 6.1% 6.8% 7.3% 7.7% 3.6% 4.6% 4.9% 5.3% 5.4% Investment income yield¹ Income yield² Weighted average net investment spread³ Weighted average cost of debt⁴ 3-Month Secured Overnight Financing Rate (“SOFR”) September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 September 30, 2023 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% Portfolio Highlights - Economic Analysis

Portfolio Highlights - Portfolio Ratings

- Over 99% of the investments in our portfolio at fair value have an Internal Performance Rating of 4 or higher as of September 30, 2023, and there were no portfolio company investments on non-accrual.

Internal Performance Ratings

(% of Portfolio at Fair Value)

	At Fiscal Year End	At Quarter End			
Rating	2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
5	2.7%	0.0%	0.0%	0.0%	0.0%
4	97.3%	100.0%	100.0%	99.7%	99.8%
3	0.0%	0.0%	0.0%	0.3%	0.2%
2	0.0%	0.0%	0.0%	0.0%	0.0%
1	0.0%	0.0%	0.0%	0.0%	0.0%
Grand Total	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Ratings Definition

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

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9 Quarterly Statements of Financial Condition As of September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 September 30, 2023 (audited) (unaudited) (unaudited) (unaudited) (audited) Assets Investments, at fair value $112,535,125 $166,693,746 $198,435,129 $226,769,501 $318,915,098 Cash and foreign currencies 21,746,114 3,881,808 12,416,819 6,672,640 42,838,930 Other assets 748,129 1,106,386 2,353,374 2,765,965 4,240,935 Total Assets $135,029,368 $171,681,940 $213,205,322 $236,208,106 $365,994,963 Liabilities and Net Assets Debt $64,882,849 $82,591,802 $107,633,494 $128,669,046 $176,928,135 Deferred debt issuance costs (523,253) (649,455) (580,130) (768,912) (1,004,268) Interest payable 484,671 1,058,617 1,481,202 1,722,556 2,542,150 Distribution payable 127,652 763,632 3,267,520 3,260,165 3,980,351 Management and incentive fee payable 106,257 184,888 226,756 268,216 323,255 Other liabilities 525,118 551,056 496,012 792,417 540,861 Total Liabilities 65,603,294 84,500,540 112,524,854 133,943,488 183,310,484 Total Net Assets 69,426,074 87,181,400 100,680,468 102,264,618 182,684,479 Total Liabilities and Net Assets $135,029,368 $171,681,940 $213,205,322 $236,208,106 $365,994,963 Net Asset Value per Share $15.00 $15.00 $15.00 $15.00 $15.00 Leverage Ratio 0.94x 0.96x 1.08x 1.28x 0.98x Asset coverage 206.3% 204.2% 192.3% 178.4% 201.8 % Common shares outstanding 4,628,405 5,812,093 6,712,031 6,817,641 12,178,965

Quarterly Operating Results

	Quarter Ended				
	September 30, 2022 (unaudited)	December 31, 2022 (unaudited)	March 31, 2023 (unaudited)	June 30, 2023 (unaudited)	September 30, 2023 (unaudited)
Investment Income					
Interest income	$1,965,291	$3,787,029	$5,073,622	$6,034,935	$7,761,484
Dividend income	—	25,529	28,115	29,211	39,223
Fee income	9,530	9,992	10,610	13,222	16,482
Total Investment Income	$1,974,821	$3,822,550	$5,112,347	$6,077,368	$7,817,189
Expenses					
Interest and other debt financing expenses	$528,249	$1,131,594	$1,539,895	$1,861,706	$2,693,433
Base management fee, net of waiver	106,257	184,888	226,756	268,216	323,255
Incentive fee, net of waiver	—	—	—	—	—
Incentive fee – capital gains	—	—	—	—	—
Other operating expenses	294,096	217,351	298,944	279,375	342,980
Total Expenses	928,602	1,533,833	2,065,595	2,409,297	3,359,668
Excise tax	—	37,000	16,211	—	—
Net Investment Income after tax	$1,046,219	$2,251,717	$3,030,541	$3,668,071	$4,457,521
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	($69,392)	$51,722	$6,706	($147,759)	$58,848
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	(433,500)	(193,354)	1,181,464	898,433	844,972
Net gain (loss) on investments and foreign currency transactions	(502,892)	(141,632)	1,188,170	750,674	903,820
Net increase/(decrease) in net assets resulting from operations	$543,327	$2,110,085	$4,218,711	$4,418,745	$5,361,341
Per Share Data[1]					
Earnings/(loss) per weighted average share	$0.15	$0.40	$0.69	$0.65	$0.67
Net investment income per weighted average share	$0.29	$0.43	$0.50	$0.54	$0.55
Distributions declared per share[2]	$0.15	$0.39	$0.69	$0.65	$0.68
Weighted average common shares outstanding	3,621,035	5,230,642	6,135,953	6,747,232	8,020,502

1. Except as otherwise noted, per share data is calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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11 Quarterly Return on Equity Since Inception* * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1.The 15.0% Internal rate of return (“IRR”) on net asset value (“NAV”) is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid or payable during the period, and ending period NAV. Period beginning April 1, 2022 and ending September 30, 2023. The first investment in GBDC 4 took place on April 1, 2022. These returns do not represent an actual return to any investor in the Company. 1.0% 1.0% 2.7% 4.7% 4.4% 4.4% Jun-22 Sep-22 Dec-22 Mar-23 Jun-23 Sep-23 Investors in GBDC 4 have achieved a 15.0% IRR on NAV1 Avg. 3.0%

12 Common Stock and Distribution Information Distributions Paid and Payable Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount May 6, 2022 July 19, 2022 July 2022 3,561,658.364 September 15, 2022 $0.1167 $415,675 August 5, 2022 August 30, 2022 August 2022 3,561,658.364 November 23, 2022 0.0104 37,086 August 5, 2022 September 20, 2022 September 2022 3,573,803.940 November 23, 2022 0.0253 90,566 Total for Quarter Ended September 30, 2022 $0.1524 $543,327 August 5, 2022 October 18, 2022 October 2022 4,628,404.940 December 29, 2022 $0.1396 $646,322 November 18, 2022 November 21, 2022 November 2022 5,778,605.940 December 29, 2022 0.1212 700,131 November 18, 2022 December 15, 2022 December 2022 5,781,263.768 March 1, 2023 0.1321 763,632 Total for Quarter Ended December 31, 2022 $0.3929 $2,110,085 November 18, 2022 January 17, 2023 January 2023 5,812,093.348 March 22, 2023 $0.1637 $951,191 February 7, 2023 February 24, 2023 February 2023 5,812,093.348 May 24, 2023 0.2509 1,458,101 February 7, 2023 March 17, 2023 March 2023 6,689,639.198 May 24, 2023 0.2705 1,809,419 Total for Quarter Ended March 31, 2023 $0.6851 $4,218,711 February 7, 2023 April 28, 2023 April 2023 6,712,031.176 June 22, 2023 $0.1726 $1,158,580 May 5, 2023 May 26, 2023 May 2023 6,789,714.019 August 23, 2023 0.1769 1,200,947 May 5, 2023 June 16, 2023 June 2023 6,789,714.019 August 23, 2023 0.3033 2,059,218 Total for Quarter Ended June 30, 2023 $0.6528 $4,418,745 May 5, 2023 July 28, 2023 July 2023 6,817,641.186 September 20, 2023 $0.2026 $1,380,991 August 3, 2023 August 30, 2023 August 2023 8,364,860.813 November 21, 2023 0.1846 1,544,176 August 3, 2023 September 22, 2023 September 2023 8,376,022.759 November 21, 2023 0.2909 2,436,174 Total for Quarter Ended September 30, 2023 $0.6781 $5,361,341

13 Common Stock and Distribution Information (cont’d) Distributions Declared Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount August 3, 2023 October 20, 2023 October 20231 12,178,965.292 December 27, 2023 TBD TBD November 17, 2023 November 20, 2023 November 20232 16,612,333.652 December 27, 2023 TBD TBD November 17, 2023 December 15, 2023 December 20233 TBD February 20, 2024 TBD TBD November 17, 2023 January 19, 2024 January 20244 TBD March 19, 2024 TBD TBD 1. On August 3, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of October 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period October 1, 2023 through October 31, 2023 and the payment of this distribution is $15.00 per share. 2. On November 17, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of November 30, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period November 1, 2023 through November 30, 2023 and the payment of this distribution is $15.00 per share. 3. On November 17, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of December 31, 2023 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period December 1, 2023 through December 31, 2023 and the payment of this distribution is $15.00 per share. 4. On November 17, 2023, our board of directors declared a distribution in an amount (if positive) such that our net asset value as of January 31, 2024 on a pro forma basis after giving effect to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with GAAP for the period January 1, 2024 through January 31, 2024 and the payment of this distribution is $15.00 per share.